Exhibit 99.2

CORRECTING and REPLACING — Unum Therapeutics Announces 2019 Goals and Expected Milestones

In a release issued yesterday under the same headline by Unum Therapeutics Inc. (NASDAQ: UMRX), please note the anticipated 2019 milestone for BOXR1030 has been changed from initiating clinical development to initiating preclinical development in the last paragraph. The corrected release follows:

- Multiple Data Readouts from ATTCK-20-03 and ATTCK-17-01 Expected in 2019 -

- Initial Data on ATTCK-34-01, Unum’s First Program in Solid Tumors, Expected in Second Half of 2019 -

- First Development Candidate from BOXR Platform Advancing Toward Clinical Development -

CAMBRIDGE, Mass., Jan. 04, 2019 (GLOBE NEWSWIRE) — Unum Therapeutics Inc. (NASDAQ: UMRX), a clinical-stage biopharmaceutical company focused on the development of novel cellular immunotherapies, today announced its anticipated milestones for 2019.

“Unum made substantial progress in 2018 as we reported early data from our programs in non-Hodgkin lymphoma and multiple myeloma, while simultaneously expanding applications of our ACTR platform into solid tumors and introducing a second novel technology platform, BOXR, designed to improve the functionality of engineered T cells,” said Chuck Wilson, CEO of Unum. “We expect 2019 also to be a year of significant momentum, with data expected from all four of our ongoing clinical programs, including readouts from the ATTCK-20-03 and ATTCK-17-01 trials, as well as an initial data readout from our first study in solid tumors. Additionally, we continue to innovate in the field of cell therapy and have recently nominated our first development candidate from our BOXR technology platform to advance toward clinical development.”

Anticipated 2019 Milestones

ACTR707 + rituximab in r/r NHL

•

Complete the dose escalation phase of ATTCK-20-03, the ongoing, multicenter Phase 1 study testing ACTR707 in combination with rituximab to treat patients with relapsed/refractory B cell non-Hodgkin lymphoma. Advance into cohort expansion to confirm the preliminary recommended Phase 2 dose.

•	Report results from the dose escalation phase and preliminary data from the cohort expansion phase of the ATTCK-20-03 study.

ACTR087 + SEA-BCMA in r/r multiple myeloma

•

Progress dose escalation of ACTR087 and SEA-BCMA in ATTCK-17-01, a Phase 1, multi-center, open-label trial designed to test the safety, tolerability and anti-myeloma activity of the combination in patients with r/r multiple myeloma.

•	Report clinical data from multiple cohorts of the dose escalation phase.

ACTR707 + trastuzumab in HER2+ advanced cancers

•

Enroll and dose patients in Unum’s first ACTR T cell study in solid tumors, ATTCK-34-01, a multicenter, single-arm, open-label dose escalation study evaluating ACTR T cells in combination with trastuzumab in patients with HER2+ advanced cancers.

•	Report initial clinical data from ongoing dose escalation.

ACTR087 + rituximab in r/r NHL

•

Complete enrollment in ATTCK-20-2, a Phase I clinical trial evaluating safety and anti-lymphoma activity of ACTR087 in combination with rituximab in patients with relapsed or refractory B cell NHL, and report data from the trial.

BOXR Platform

•

Continued progress with new Bolt-On Chimeric Receptor technology platform (“BOXR”) that improves T cell functionality by countering immunosuppression in solid tumor cancers. Initiate preclinical development of BOXR1030, which has been nominated as the first product candidate from this platform.

About Unum Therapeutics

Unum Therapeutics is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel immunotherapy products designed to harness the power of a patient’s immune system to cure cancer. Unum’s novel proprietary technologies include Antibody-Coupled T cell Receptor (ACTR), a universal, engineered cell therapy intended to be used in combination with a wide range of tumor-specific antibodies to target different tumor types, and Bolt-On Chimeric Receptor (BOXR), an approach for improving T cell functionality to enable solid tumor cancer applications. Unum has four product candidates currently in Phase I clinical testing, including: ACTR707 used in combination with rituximab, an anti-CD20 antibody, in adult patients with relapsed or refractory non-Hodgkin lymphoma (r/r NHL); ACTR087 used in combination with the novel antibody SEA-BCMA in adult patients with relapsed or refractory multiple myeloma; and ACTR707 used in combination with trastuzumab, an anti-human epidermal growth factor receptor 2 (HER2) antibody, in adult patients with HER2+ advanced cancer.

The Company is headquartered in Cambridge, MA.

Forward looking Statements

This press release contains forward-looking statements. Statements in this press release about our future expectations, plans and prospects, including projections regarding future revenues and financial performance, the anticipated timing of our clinical trials and regulatory filings, our long-term growth and our ability to achieve our strategy, the design of our clinical trials, the development of our product candidates, including the three lead ACTR product candidates, the results of our clinical trials, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results could differ materially from the projections disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks related to the accuracy of our estimates regarding expenses, future revenues, capital requirements, and the need for additional financing, the success, cost and timing of our product development activities and clinical trials, our ability to obtain and maintain regulatory approval for our product candidates, and the other risks and uncertainties described in the “Risk Factors” sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

Investor Contact:

Stephanie Ascher, 212-362-1200

stephanie@sternir.com

Media Contact:

Paul Kidwell, 617-680-1088

paul.kidwell@unumrx.com